UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         March 24, 2006

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On March 24, 2006, a subsidiary of Pennsylvania Real Estate Investment Trust (the “Company”) entered into a $156.5 million mortgage loan with Prudential Mortgage Capital Company, LLC, which is secured by Woodland Mall in Grand Rapids, Michigan. The mortgage loan bears interest at a rate of 5.58% and has a 10 year term. The loan terms provide for interest-only payments for three years and then repayment of principal based on a 30 year amortization schedule.

     As disclosed in a Current Report on Form 8-K filed on January 5, 2006, on December 29, 2005, in order to finance the acquisition of Woodland Mall, the Company issued a 90-day $85.4 million seller note which bore interest at a rate of 7.0% per annum and which was secured by an approximately $86.9 million letter of credit issued by Wells Fargo Bank, and a 90-day $9.0 million seller note which bore interest at a rate of 5.4% per annum and which was secured by an approximately $9.1 million letter of credit issued by Wells Fargo Bank. On March 29, 2006, the Company repaid both of these notes using $94.4 million of the proceeds of the new mortgage loan and terminated the associated letters of credit. The Company used a portion of the remainder of the proceeds of this mortgage loan to repay a portion of the outstanding balance under its unsecured revolving credit facility and plans to use a portion for working capital. After this repayment, there was a total of $238.0 million outstanding under the Company’s credit facility, with interest rates on the amount outstanding in the range of 5.70% to 5.78% per annum, subject to adjustment as provided under the terms of the credit facility.

     Under the new mortgage loan, the borrower may not prepay the loan until three years after the loan closing, after which it may prepay the loan with a premium based on a yield maintenance formula. The loan contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; inaccuracy of representations; violation of covenants; and certain bankruptcy events. If an event of default occurs under the loan, then, subject to the borrower’s customary cure rights, the lender may declare the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits

     10.1      Promissory Note, dated March 24, 2006, in the principal amount of $156.5 million, issued by PR Woodland Limited Partnership in favor of Prudential Mortgage Capital Company, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 29, 2006	By	/s/ Robert F. McCadden
Robert F. McCadden
Executive Vice President and Chief Financial Officer

     EXHIBIT INDEX

10.1	Promissory Note, dated March 24, 2006, in the principal amount of $156.5 million, issued by PR Woodland Limited Partnership in favor of Prudential Mortgage Capital Company, LLC.